CCN: 0000016988-01

FIRST AMENDMENT TO

INVESTMENT SUBADVISORY AGREEMENT

This Amendment made as of, (the Effective Date) to the Investment Subadvisory Agreement made as of the I'' day of August 2013 between USAA ASSET MANAGEMENT COMPANY a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (AMCO) and VICTORY CAPITAL MANAGEMENT, INC, a corporation organized under the laws of the state of New York and having its principle place of business in Cleveland, Ohio, (Subadviser).

AMCO and Subadviser agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

1.SCHEDULE B. Schedule B ofthe Agreement is deleted in its entirety and replaced with the Schedule B attached hereto.

2.MISCELLANEOUS. This Amendment may be executed in any number of counterpatts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the patties hereto.

3.EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all exhibits thereto shall mean and be a reference to the Agreement as amended by this Amendment. The parties agree that the Exhibits to the Agreement, as amended by this Amendment, form a part ofthe Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by authorized representatives of the parties hereto.

USAA ASSET MANAGEMENT COMPANY VICTORY CAPITAL MANAGEMENT, INC.

By:________________ By: ______________

Name: _______________ Name: _____________

Title: _______________ Title: _____________

Date: ________________ Date: _____________

Confidential

CCN: 0000016988-01
SCHEDULEB
FEES

Fund	Account Rate per annum of the average
daily assets of the Fund Account
Emerging Markets Fund	55 basis points

Confidential